EXHIBIT 10.37


                              Pawnbroker.com, Inc.
                              85 Keystone, Suite F
                                 Reno, NV 89503
                               Tel: (775) 332-5047

                                  July 19, 2000


Gestrow Investments Limited
C/o Dr. Dr. Batliner & Partner
Aeulestrasse 74
FL-9490 Vaduz, Liechtenstein
Attn.:  Mr. Hans Gassner

     Re:  Amendment to Common Stock Purchase Agreement

Gentlemen:

     Reference is made to that certain Common Stock Purchase Agreement (the "Purchase Agreement"), dated July 6, 2000, between Pawnbroker.com, Inc. (the "Company") and Gestrow Investments Limited (the "Purchaser"). It has recently come to the attention of the parties that in order to register for resale the Common Stock to be purchased pursuant to the Purchase Agreement, certain provisions of the Purchase Agreement must be deleted or revised. The Company and the Purchaser hereby agree to delete or revise said provisions from the Purchase Agreement.

     In consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to restate the following section of the Purchase Agreement as follows:

          Section 1.1 (d) "Draw Down Pricing Period" shall mean a period of twenty-two (22) consecutive Trading Days beginning on the date specified in the Draw Down Notice, such date to occur only on or after the date of the Draw Down Notice.

          Section 5.3 Conditions Precedent to the Obligation of the Purchaser to accept a Draw Down and Purchase the Shares.

          The obligation hereunder of the Purchaser to accept a Draw Down request and to acquire and pay for the Shares is subject to the satisfaction, at or before each Draw Down Exercise Date, of each of the conditions set forth below.

          Section 6.1 (b) Only one Draw Down shall be allowed in each Draw Down Pricing Period. The price per share paid by the Purchaser shall be based on the Average Daily Price on each separate Trading Day during the Draw Down Pricing Period. The number of shares of Common Stock purchased by the Purchaser with respect to each Draw Down shall be determined on a daily basis during each Draw Down Pricing Period and settled on a weekly basis (each such date, a "Draw Down Exercise Date". If the Average Daily Price is less than the Threshold Price on any Trading Day within the Draw Down Pricing Period, the Company shall not sell the Shares otherwise to be sold for such day.

          Section 6.1(d) The Company shall have the right to issue and exercise a Draw Down of up to $2,000,000 of the Company's Common Stock per Draw Down, subject to the limitations set forth immediately below. The minimum Draw Down shall be $250,000.

          Section 7.1 The term of this Agreement shall be eighteen (18) months from the Effective Date.


Except as specifically amended by the terms of this letter, the Purchase Agreement and its exhibits shall remain unmodified and in full force and effect, and shall not be in any way changed, modified or superseded by the terms set forth herein. All terms used but not defined in this letter shall have the meanings set forth in the Purchase Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile.

     If the foregoing correctly sets forth our understanding and agreement, please so indicate by signing where indicated below.

                                       PAWNBROKER.COM, INC.

                                       By: /s/ Joseph Schlader
                                           ------------------------------------
                                           Joseph Schlader, President


ACCEPTED AND AGREED TO:

GESTROW INVESTMENTS LIMITED

By: /s/ illegible
    ----------------------------------
    Authorized Signatory












                                       3